Exhibit 99.1
Contacts:	Steven O. Cordier Senior Vice President and CFO Penford Corporation 303-649-1900 steve.cordier@penx.com
Penford Reports Fourth Quarter and Fiscal 2010 Financial Results
Lower industrial starch prices penalized 2nd half fiscal 2010 result.
Higher volumes and lower costs improved annual consolidated results.
Cash from operations increased by $21 million in FY 2010.
Debt reduced by $31 million during fiscal 2010.
The Company expects to report positive operating income in Q1 FY11 from higher ethanol returns and lower costs.
CENTENNIAL, Co., November 12, 2010 — Penford Corporation (Nasdaq: PENX), a leader in renewable ingredient systems for industrial and food applications, today reported that consolidated sales for the quarter ended August 31, 2010 were $63.0 million compared with $70.8 million a year ago. Consolidated sales for fiscal 2010 were $254.3 million compared to $255.6 million last year. Net loss from continuing operations was $3.1 million, or $0.26 per diluted share, for the quarter ended August 31, 2010 compared to net income from continuing operations of $1.3 million, or $0.12 per diluted share last year.
A table summarizing fourth quarter fiscal 2010 results from continuing operations is shown below:
Penford Corporation — Financial Highlights

(In thousands except per share data)	4Q FY10	4Q FY09	FY10	FY09

Industrial Ingredients:
Sales	$45,633	$52,698	$184,016	$186,526
Gross margin	(1,907)	3,512	461	(9,327)
Operating income (loss)	(5,098)	745	(11,512)	(11,154) (1)

Food Ingredients:
Sales	$17,369	$18,059	$70,258	$69,030
Gross margin	5,406	5,940	22,993	21,618
Operating income	3,698	3,936	15,145	13,512

Consolidated:
Sales	$63,002	$70,757	$254,274	$255,556
Gross margin	3,499	9,452	23,454	12,291
Operating income (loss)	(2,796)	3,183	(4,860)	(6,449)
Net income (loss) from continuing operations	(3,126)	1,339	(9,629)	(6,645) (1)
Diluted income (loss) per share — continuing operations	$(0.26)	$0.12	$(0.84)	$(0.59)
Diluted income (loss) per share — discontinued operations	—	(3.24)	1.41	(5.21)

Diluted income (loss) per share	$(0.26)	$(3.12)	$0.57	$(5.80)

Cash provided by (used in) continuing operations			$10,068	$(11,180)
Shareholder Equity / Shares Outstanding			$7.35	$7.04

(1)	Operating loss in fiscal 2009 included $9.1 million of net insurance recoveries
Food Ingredients Results
•	Food Ingredients 4th quarter sales fell 4% from prior year. French fry processors slowed orders to balance strong 3rd quarter shipments. Second half fiscal 2010 sales were 8% above prior year.

•	Food revenue other than coatings expanded 5% this quarter, led by double-digit growth in bakery, dairy and sauces applications.

•	The pet category continues to gain momentum with annual sales increasing by 20% from the prior year.

•	Unit manufacturing costs declined by 2% in the quarter. Full year unit costs were 8% lower.

•	Full year volumes rose by 8%, led by 20% growth in non-coating formulations. These products now represent about 50% of the total food business mix.
Industrial Ingredients Results
•	Industrial Ingredient 4th quarter sales declined $7.1 million and operating profit decreased $5.8 million on lower prices for core industrial starches serving the paper industry. Contract renewal discussions for calendar 2011 are underway.

•	Sales of Liquid Natural Additive applications grew by over 30% in the quarter.

•	Average ethanol pricing was comparable to the prior year during the fourth quarter.

•	Total industrial segment annual volumes grew 11%.

•	Unit manufacturing costs fell by 2% in the quarter. Full year unit costs were 15% lower.
Cash and Debt
•	Total debt and redeemable preferred stock were $55.6 million at year end.

•	Interest expense was $7.6 million compared with $5.6 million last year.

•	Cash provided by operations in fiscal 2010 was $10.1 million compared to cash used in operations of $11.2 million last year. Improvements in working capital contributed $4.7 million to cash in fiscal 2010.
Outlook
•	Conditions for industrial starch markets are improving, as paper industry demand strengthens modestly and supplier capacity utilization rates remain high.

•	Ethanol economics have improved significantly since the 4th quarter, and provide an attractive return in the current market dynamics.

•	Cost containment programs will continue to improve the Company’s competitive position.

•	Product development work and customer trial activity in both food ingredients and industrial specialty products remains strong into the new fiscal year.
Conference Call
Penford will host a conference call to discuss fiscal 2010 financial and operational results today, November 12, 2010 at 9:00 a.m. Mountain time (11:00 a.m. Eastern time). Access information for the call and web-cast can be found at www.penx.com. To participate in the call on November 12, 2010, please phone 1-877-407-9205 at 8:50 a.m. Mountain Time. A replay will be available at www.penx.com.
About Penford Corporation
Penford Corporation develops, manufactures and markets specialty, natural-based ingredient systems for a variety of industrial and food applications. Penford has five manufacturing and/or research locations in the United States.
     The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; the effects of the current economic recession as well as other changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates;

and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.
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CHARTS TO FOLLOW

Penford Corporation
Financial Highlights

	Three months ended		Year ended
	August 31		August 31
(In thousands except per share data)	2010	2009	2010	2009
	(unaudited)

Consolidated Results

Sales	$63,002	$70,757	$254,274	$255,556

Income (loss) from continuing operations	(3,126)	1,339	(9,629)	(6,645)
Income (loss) from discontinued operations, net of tax	—	(36,165)	16,312	(58,142)

Net income (loss)	$(3,126)	$(34,826)	$6,683	$(64,787)

Income (loss) per share, diluted — continuing operations	$(0.26)	$0.12	$(0.84)	$(0.59)
Income (loss) per share, diluted — discontinued operations	—	(3.24)	1.41	(5.21)

Income (loss) per share, diluted	$(0.26)	$(3.12)	$0.57	$(5.80)

Cash Flows

Cash flow provided by (used in) continuing operations:
Operating activities	$509	$9,100	$10,068	$(11,180)
Investing activities	(1,706)	(1,802)	14,732	(1,797)
Financing activities	1,149	(3,334)	(30,388)	18,517

	(48)	3,964	(5,588)	5,540

Net cash flow provided (used in) by discontinued operations	—	(282)	(271)	100

Total cash provided (used)	$(48)	$3,682	$(5,859)	$5,640
Balance Sheets

	August 31,	August 31,
	2010	2009

Current assets	$61,115	$68,336
Current assets of discontinued operations	—	38,486
Property, plant and equipment, net	111,930	119,049
Other assets	35,363	28,147
Non-current assets of discontinued operations	—	4,227

Total assets	208,408	258,245

Current liabilities	26,000	44,958
Current liabilities of discontinued operations	—	16,028
Long-term debt	21,038	71,141
Redeemable preferred stock	34,104	—
Other liabilities	43,694	43,908
Non-current liabilities of discontinued operations	—	2,851
Shareholders’ equity	83,572	79,359

Total liabilities and equity	$208,408	$258,245

Penford Corporation
Consolidated Statements of Operations

	Three months ended		Year ended
	August 31		August 31
(In thousands except per share data)	2010	2009	2010	2009
	(unaudited)

Sales	$63,002	$70,757	$254,274	$255,556

Cost of sales	59,503	61,305	230,820	243,265

Gross margin	3,499	9,452	23,454	12,291

Operating expenses	5,090	5,289	23,943	23,501
Research and development expenses	1,205	980	4,371	4,348
Flood related costs, net of insurance recoveries	—	—	—	(9,109)

Income (loss) from operations	(2,796)	3,183	(4,860)	(6,449)

Non-operating income (expense), net	76	451	(1,921)	1,915
Interest expense	2,226	1,709	7,550	5,557

Income (loss) before income taxes	(4,946)	1,925	(14,331)	(10,091)

Income tax expense (benefit)	(1,820)	586	(4,702)	(3,446)

Income (loss) from continuing operations	(3,126)	1,339	(9,629)	(6,645)

Income (loss) from discontinued operations, net of tax	—	(36,165)	16,312	(58,142)

Net income (loss)	$(3,126)	$(34,826)	$6,683	$(64,787)

Weighted average common shares and equivalents outstanding, diluted	12,209	11,176	11,601	11,170

Income (loss) per share, diluted — continuing operations	$(0.26)	$0.12	$(0.84)	$(0.59)
Income (loss) per share, diluted — discontinued operations	—	(3.24)	1.41	(5.21)

Income (loss) per share, diluted	$(0.26)	$(3.12)	$0.57	$(5.80)

Dividends declared per common share	$—	$—	$—	$0.12
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